Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-148152, of our report dated June 10, 2009, relating to the consolidated financial statements of Techprecision Corporation appearing in the Company’s Amendment no. 1 to its Annual Report on Form 10-K/A for the fiscal year ended March 31, 2009.

/s/ Tabriztchi & Co., CPA, P.C.

Tabriztchi & Co., CPA, P.C.
Garden City, New York
February 26, 2010